As filed with the SEC on February 28, 2006
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATLANTIC BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6022	20-3047433
(State or other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1 Sherington Drive
Suite J (Sheridan Park)
Bluffton, South Carolina
29910
(843) 815-7111
(Address and Telephone Number of Intended Principal Place of Business)

Robert P. Trask
President
1 Sherington Drive
Suite J (Sheridan Park)
Bluffton, South Carolina
29910
(843) 815-7111
(Name, Address, and Telephone Number of Agent For Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.	Michael G. Keeley, Esq.
Nelson Mullins Riley & Scarborough LLP	Jenkens & Gilchrist, PC
Poinsett Plaza, Suite 900	1445 Ross Avenue, #3700
104 South Main Street	Dallas, Texas 75205
Greenville, South Carolina 29601	(214) 855-4500
(864) 250-2235	Fax (214) 855-4300
Fax (864) 250-2359

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   333-127242

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ___________________

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.   ___________________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Offering Aggregate	Registration
Securities to be Registered	Registered	Per Share	Price	Fee
Common Stock, no par value	60,000 (1)	$10	$600,000	$64.20

(1)     Represents only the additional number of shares being registered. Does not include the 1,280,000 shares registered pursuant to Registration Statement No. 333-127242 as to which a registration fee was previously paid.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form SB-2 is being filed by Atlantic Bancshares, Inc. pursuant to Rule 462(b) under the Securities Act of 1933. Atlantic hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form SB-2 (File No. 333-127242) declared effective on October 11, 2005 by the Securities and Exchange Commission, including each of the documents filed with the Commission therein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27.        Exhibits.

        All exhibits filed with the Registration Statement (File No. 333-127242) are incorporated by reference into and shall be deemed a part of this Registration Statement, except the following, which are filed with this registration statement:

Exhibit                  Description

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP

23.1	Consent of Independent Public Accounting Firm

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (appears in its opinion filed as Exhibit 5.1)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of South Carolina, on February 28, 2006.

ATLANTIC BANCSHARES, INC. By: /s/ Robert P. Trask ————————————————— Name: Robert P. Trask Title: President

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gary C. Davis* Gary C. Davis	Director	February 28, 2006

/s/ Timothy C. King Timothy C. King	Chief Financial Officer	February 28, 2006

/s/ Frederick Anthony Nimmer, III* Frederick Anthony Nimmer, III	Director	February 28, 2006

/s/ Robyn J. Shirley* Robyn J. Shirley	Director	February 28, 2006

/s/ Mark S. Simpson* Mark S. Simpson	Director	February 28, 2006

/s/ Brian J. Smith* Brian J. Smith	Director	February 28, 2006

/s/ Robert P. Trask Robert P. Trask	Chief Executive Officer	February 28, 2006

/s/ Allen B. Ward* Allen B. Ward	Director	February 28, 2006

/s/ Edgar L. Woods* Edgar L. Woods	Director	February 28, 2006

*By: /s/ Robert P. Trask Robert P. Trask Attorney in fact	February 28, 2006

EXHIBIT INDEX

Exhibit                  Description

5.1	Opinion of Nelson Mullins Riley & Scarborough LLP

23.1	Consent of Independent Public Accounting Firm

23.2	Consent of Nelson Mullins Riley & Scarborough LLP (appears in its opinion filed as Exhibit 5.1)

4